Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Non-Core Asset Dispositions

CALGARY, ALBERTA, October 9, 2012 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX: LPR) announces that it has entered into two separate definitive agreements with private oil and gas companies to dispose of certain non-core assets in the Kaybob area of the Deep Basin for total gross cash proceeds of $19.0 million, subject to normal course closing adjustments.  On a combined basis, these assets had current net sales volumes of approximately 3.4 MMcfe/d (82% natural gas) based on field estimates and total net estimated proved reserves of 11.1 Bcfe at December 31, 2011, determined in accordance with U.S. Securities and Exchange Commission guidelines.

The two transactions each have an effective date of August 1, 2012.  Lone Pine closed one of the transactions on September 25, 2012 and expects to close the other transaction in mid-October 2012.  The net proceeds of the transactions will be used by Lone Pine to reduce indebtedness outstanding under its credit facility and there will be no change to the current borrowing base as a result of these transactions.

Lone Pine continues to execute on its previously announced asset portfolio review and other non-core disposition processes.  The Company will provide updates on those processes when the board of directors has approved a specific transaction or otherwise determines that disclosure is necessary or appropriate.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that plans for the disposition of non-core assets, the review of its asset portfolio, the Company’s business strategy and its plans for development of its assets, and other forward-looking statements relating to Lone Pine are subject to all of the risks and uncertainties normally incident to such endeavors.

These risks relating to Lone Pine include, but are not limited to, oil and natural gas price volatility, its access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial and economic environment on its business and financial condition, a lack of availability of, or increase in costs relating to, goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves and other risks as described in reports that Lone Pine files with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia, and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

David Anderson

President & Chief Executive Officer

Tel.: (403) 292-8000

Ed Bereznicki

Executive Vice President & Chief Financial Officer

Tel.: (403) 292-8000